Exhibit 4.13




                          AMERICAN STORES COMPANY
                            AMENDED AND RESTATED
                   1989 STOCK OPTION AND STOCK AWARD PLAN

     1. Adoption and Purpose of Plan. American Stores Company, a Delaware corporation (the "Company"), hereby adopts a stock option, stock appreciation rights and stock award plan providing for the granting of stock options, stock appreciation rights and stock awards to key management employees (the "Plan"). The general purpose of the Plan is to promote the interests of the Company and its shareholders in attracting, maintaining and developing a management capable of assuring the future success of the Company and by providing to key employees of the Company and its subsidiaries and affiliates additional incentives to continue and increase their efforts with respect to, and to remain in the employ of, the Company or its subsidiaries or affiliates. So that maximum incentive can be provided each particular employee participating in the Plan by granting him an option or options best suited to his circumstances, the Plan provides for granting both incentive (as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")) and nonqualified stock options. The Plan also provides for the grant of stock appreciation rights, and for the grant of shares to eligible participants, subject to forfeiture restrictions which will lapse upon the passage of time, the participant's continued employment with the Company, and certain other events.

     2. Administration. The Plan shall be administered by a committee (the "Committee") of not less than three Directors of the Company who shall be appointed by the Board of Directors of the Company, none of whom shall be eligible (or shall have been eligible within one year prior to the date of their appointments) to participate in the Plan or to be selected as a participant under any other discretionary plan of the Company or any of its affiliates entitling them to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. The Committee shall be authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

     3. Shares Subject to Plan. The Committee, from time to time, may, pursuant to the Plan, provide for the grant of options for the purchase of common stock of the Company upon the exercise thereof, and may grant stock appreciation rights and make restricted stock awards, for an aggregate of up to 1,200,000 shares, subject to adjustment as provided in Section 8 hereof. The Committee, from time to time, may also grant stock appreciation rights for up to an aggregate of 767,450 shares to be issued in connection with options outstanding as of February 1, 1989 under the Company's 1974 Stock Option Plan and the Company's 1975 Employees' Stock Option Plan, said stock appreciation rights to have the same terms as the stock appreciation rights which are provided in connection with options granted hereunder pursuant to Section 19 of the Plan. If an option ceases to be exercisable in whole or in part for any reason, the shares which were subject to such option, but as to which the option had not been exercised or exercisable at the time of the termination of the option, shall continue to be available under the Plan to be granted to other participants. Shares subject to restricted stock awards which are forfeited to the Company shall also be available under the Plan to be granted to other participants. Shares shall be made available under the Plan from authorized and unissued stock or from treasury stock.

     Exercise of an option in any manner, including an exercise involving an election of a stock appreciation right with respect to an option, shall result in a decrease in the number of shares which thereafter may be available under the Plan by the number of shares as to which the option is exercised.

     4. Time of Granting of Options. The effective date of the granting of an option (the "Granting Date") shall be the date specified by the Committee in its determination or designation relating to the award of such option.

      5. Eligibility. Options, stock appreciation rights and restricted stock awards may be granted only to key employees (which term shall include officers) who on the Granting Date are in the employ of the Company or any of its present and future subsidiary corporations, as defined in Section 425(f) of the Code ("Subsidiaries"), provided that nonqualified options may also be granted to key employees of any business entity in which the Company shall have a substantial interest (an "Affiliate"). A director of the Company or of a Subsidiary or Affiliate who is not also such an employee shall not be eligible to receive an option or restricted stock award. Options, stock appreciation rights and restricted stock awards may be granted to eligible employees whether or not they hold or have held options, stock appreciation rights or grants of restricted stock under the Plan or under previously adopted plans.

     6. Option Prices. The option price per share to be specified in each option agreement shall be (i) with respect to incentive stock options, the mean between the high and low prices of the common stock on the New York Stock Exchange on the Granting Date, or such other price as the Committee shall determine to be not less than 100% of fair market value of the common stock on the Granting Date, provided, however, that with respect to any incentive stock option granted to a person who on the Granting Date owns, either directly or within the meaning of the attribution rules contained in section 425(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 425(e) and (f) of the Code (a "Ten Percent Shareholder"), the option price per share shall not be less than 110% of the fair market value of the common stock on the Granting Date; and (ii) with respect to nonqualified stock options, such price as the Committee shall in its sole discretion determine.

     7. Certain Terms of Options.

     (a) Nontransferability. No option (or related stock appreciation rights, if any) granted under the Plan shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution;
(ii) in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); or (iii) pursuant to approval by the Committee on the terms set forth below. The Committee may, in its discretion, authorize all or a portion of the options granted or to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7(a), and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with this Section 7(a). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 7(a) hereof the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 7(b) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7(b). All options shall be exercisable, subject to the terms of the Plan, during the optionee's lifetime only by the optionee or by the transferee. In the event an option or options are transferred by an optionee in the manner provided herein, the original optionee shall remain subject to withholding taxes for the amount of the income realized upon exercise of the options, and the Company shall have no obligation to provide notice to the transferee of the termination of the option due to termination of the original optionee's employment or the death, disability or retirement of such original optionee. Further, the Company shall be under no obligation to file a registration statement under the Securities Act of 1933, as amended, with respect to the shares issuable upon exercise of the options that have been transferred.

     (b) Period of Exercise; Termination. An option may be exercised in whole at any time or in part from time to time during the option period, subject to such limitations and restrictions as may be included in the option, provided, however, that no option may be exercised within a period of one year from the Granting Date thereof. In the case of termination of employment by reason of retirement at or after age 57, the employee may,
(i) within three months of said retirement date in the case of incentive stock options, or (ii) within twelve months of said retirement date in the case of nonqualified stock options, exercise all of the option rights which were exercisable on the day before said retirement date and any such options not so exercised shall thereupon terminate. In the case of termination of employment by reason of death, the employee's legal representative may, within one year of the date of death (subject to the limitation on the exercise of incentive stock options contained in Section 7(g)), exercise all of the option rights of the employee (whether or not such options were exercisable on the day before the employee's death), and any such options not so exercised shall thereupon terminate. In the case of termination of employment by reason of disability (within the meaning of Section 22(e)(3) of the Code), the employee or his legal representative, as the case may be, may (i) with regard to stock options granted with an exercise price equal to or greater than the fair market value of the applicable shares on the date such options are granted, within one year of the date of disability (subject to the limitation on the exercise of incentive stock options contained in Section 7(g)), exercise all of such option rights of the employee (whether or not such options were exercisable on the day before such termination), and any such options not so exercised shall thereupon terminate; and (ii) with regard to stock options granted with an exercise price less than the fair market value of the applicable shares on the date such options are granted, the employee shall be deemed not to have terminated his employment by reason of his disability for the purpose of determining when such options become exercisable and whether the employee may exercise such options, whether or not such options were exercisable on the day before such disability, and the options shall terminate one year from the date which all of the options become exercisable, unless the employee's disability terminates and he accepts employment with an employer other than the Company, in which case the employee's right to exercise options pursuant to this alternative shall cease immediately, and any of such option rights not so exercised shall terminate. In all other cases all rights to exercise options shall terminate once the employee ceases to be an employee of the Company or any of its Subsidiaries ( or, in the case of a nonqualified option, an Affiliate), provided, however, that the Committee shall have the discretion to permit options to be exercised in such circumstances for a period of up to nine months after termination of employment. Each incentive stock option shall expire not more than ten years (or, if granted to a Ten Percent Shareholder, five years) after the Granting Date (or, if earlier, within the above-stated period after death, disability or retirement). Each nonqualified option shall expire not more than ten years after the Granting Date (or if earlier, within the above-stated period after death, disability or retirement). Notwithstanding the foregoing exercise rules relating to death, disability or retirement, all options shall expire not more than 10 years (or, in the case of an incentive stock option granted to a Ten Percent Shareholder, five years) after the Granting Date.

     (c) Payment for Shares. Full payment for shares purchased upon the exercise of an option shall be made in cash or, at the election of the optionee and as the Committee may, in its sole discretion, approve, by surrendering shares of common stock of the Company with an aggregate fair market value (determined in accordance with Section 6, above) equal to the aggregate option price, or by delivering such combination of shares of common stock and cash as the Committee shall, in its sole discretion, approve.

     (d) Delivery of Shares; Withholding. Upon payment of the option price, a certificate for the number of whole shares to which the participant is entitled shall be delivered to such participant by the Company, provided, however, that in the case of the exercise of a nonqualified option, the participant has remitted to his employer an amount, determined by such employer, necessary to satisfy applicable federal, state or local tax withholding requirements, or made other arrangements with his or her employer for the satisfaction of such tax withholding requirements.

     (e) Stock Appreciation Rights. As an alternative to the payment by the holder for the number of shares in respect of which an option is exercised, the Committee may provide alternative settlement methods (hereinafter referred to as stock appreciation rights) as follows:

          (i) The Committee, in its discretion, may provide that any stock option by its terms may permit the holder to elect any of the stock appreciation rights set forth in subsection (iii) below.

          (ii) The Committee, in its discretion, may at the request of an employee holding a nonqualified option under the Plan which does not by its terms include stock appreciation rights, amend the option to permit the election of such rights by the holder.

          (iii) The stock appreciation rights permit the holder to receive from the Company: (A) cash in an amount equal to the excess of the value of one share over the option price times the number of shares as to which the stock appreciation right is exercised; (B) the number of whole shares having an aggregate value not greater than the cash amount calculated under alternative (A); or (C) any combination of cash and stock having an aggregate value not greater than the cash amount calculated under alternative (A). For purposes of determining the value of a stock appreciation right, the value per share shall be determined as of the exercise date in the manner specified in Section 6 above.

          (iv) The exercise of a stock appreciation right with respect to an option shall result in the expiration of such related option to the extent of the number of stock appreciation rights exercised. In addition, all stock appreciation rights related to incentive stock options shall be subject to the following terms: (A) such stock appreciation rights shall be exercisable only when the fair market value of the stock subject to the related option exceeds the option price of the related option, and such option is otherwise exercisable; (B) such stock appreciation rights are transferable only when the related option is otherwise transferable, and
(C) such other terms as the Committee shall in its discretion determine to be necessary to enable the related option to qualify as an incentive stock option within the meaning of section 422A of the Code.

          (v) Any election of any stock appreciation rights provided for under this Section 7 shall be subject to the consent or disapproval of the Committee at any time after the election is made and the Committee shall have sole discretion to determine whether, and to what extent, the stock appreciation right elected shall be paid in cash, in common stock, or partially in cash and partially in common stock.

          (vi) Any shares of common stock due upon exercise of a stock appreciation right shall be delivered to the participant by the Company and any payment of cash shall be made by the employer of the participant. The employer of the participant shall deduct from the amount of any cash so payable an amount necessary to satisfy applicable federal, state, or local tax withholding requirements. If no cash is payable (or if the amount of cash payable is insufficient to satisfy applicable tax withholding requirements), no shares shall be delivered by the Company to the participant until the participant remits to his or her employer an amount, determined by such employer, necessary to satisfy applicable federal, state, or local tax withholding requirements or makes other arrangements for the satisfaction of such tax withholding requirements.

     (f) No Fractional Shares. Only whole shares shall be issuable upon exercise of options and stock appreciation rights. Any right to a fractional share shall be satisfied in cash, or shall be eliminated, in the sole discretion of the Committee.

     (g) Limitation on Exercise of Incentive Stock Options. The aggregate fair market value (determined as of the time options are granted) of the shares with respect to which incentive stock options may first become exercisable by a holder in any one calendar year under the Plan and any other plan of his employer corporation and its parent and subsidiary corporations, as defined respectively in section 425(e) and (f) of the Code, shall not exceed $100,000. The foregoing limitation shall apply only to incentive stock options granted under the Plan, and not to nonqualified options granted under the Plan.

     8. Adjustments Upon Changes in Capitalization. Except as may be determined in the sole discretion of the Committee and provided in the option agreement with respect to any option, in the event of changes in the outstanding common stock of the Company by reason of stock dividends, stock splits, recapitalizations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to common stockholders other than cash dividends, the number and class of shares subject to each outstanding option, the option prices, the number and class of shares subject to stock appreciation rights or restricted stock awards, and the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Committee; provided that, in the event the outstanding shares of common stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction, then each option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of common stock subject to the option would have been changed or exchanged had the option been exercised in full prior to such transaction, provided further that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding share of common stock, then the kind or amount of capital stock or cash, securities or other property for which the option shall thereafter become exercisable shall be the kind and amount so receivable per share by a plurality of the shares, and provided further that if necessary, the provisions of the option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the option.

     9. Option Agreements. Each option and agreement (and amendments thereof) shall contain such terms and provisions, consistent with the requirements of this Plan, as the Committee in its discretion shall determine, including without limitation such terms and provisions as shall be requisite to cause certain stock options to qualify as incentive stock options under Section 422A of the Code. Option agreements need not be identical.

     10. Restricted Stock Awards. The Committee, in its sole discretion, may award to eligible participants shares of common stock of the Company (such shares, while subject to such restrictions to be hereinafter referred to as "Restricted Stock"). All shares of Restricted Stock awarded to participants under the Plan shall be subject to the following terms and conditions and to such other terms, restrictions and conditions (including, but not limited to, conditions and restrictions relating to the attainment of performance goals), not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in Section 10(d) hereof.

          (a) Restrictions. At the time of an award of Restricted Stock, the Committee shall establish for each participant a Restricted Period. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to Sections 10(c) , 10(d), 10(e) and 10(f) hereof, the participant as owner of such shares shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate.

          (b) Termination of Employment. If a participant ceases to be an employee of the Company for any reason (including death, disability or retirement), all shares of Restricted Stock theretofore awarded to him shall upon such termination of employment be forfeited and returned to the Company, unless otherwise provided in the restricted stock agreement, provided, however, that the Committee may, but need not, within 120 days of such termination of employment, determine that some or all of such shares shall be free of restrictions and shall not be forfeited.

          (c) Legended Certificates. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the participant and deposited by the participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1989 Stock Option and Stock Award Plan of American Stores Company and an Agreement entered into between the registered owner and American Stores Company. Copies of such Plan and Agreement are on file in the offices of the Secretary of American Stores Company."

          (d) Agreements. At the time of an award of shares of Restricted Stock, the participant shall enter into an Agreement with the Company, in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

          (e) Withholding. At the time of vesting of any shares of Restricted Stock, and as a further condition to such vesting, the participant shall remit to his employer an amount, determined by such employer, necessary to satisfy applicable federal, state or local tax withholding requirements, or shall make other arrangements with his or her employer for the satisfaction of such tax withholding requirements.

          (f) Delivery of Certificates. At the expiration of the restrictions imposed by Section 10(a) hereof, the Company shall redeliver to the participant (or where the relevant provision of Section 10(b) hereof applies, in the case of a deceased participant, his or her legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to Section 10(c) hereof and the shares of Common Stock represented by such certificate(s) shall be free of the restrictions referred to in Section 10(a) hereof and the legend referred to in Section 10(c) hereof.

          11. Securities Laws. The Committee may make each grant of an option or a stock appreciation right or award of Restricted Stock under the Plan subject to such conditions as shall cause the award of Restricted Stock and the grant and exercise of any option or stock appreciation right to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission ("Rule 16b-3").

      12. Government and Other Regulations. The obligation of the Company to issue shares under the Plan shall be subject to (i) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, but not by way of limitation, the effectiveness of a Registration Statement under the Securities Act of 1933 as deemed necessary or appropriate by counsel for the Company and (ii) the condition that the shares of common stock reserved for issuance upon the exercise of options granted under the Plan shall have been duly listed upon the New York Stock Exchange or any other stock exchange on which the Company's common stock is actively traded.

      13. Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangement may be either generally applicable or applicable only in specific cases.

      14. Rights As Shareholder. Neither an optionee nor a holder of a stock appreciation right shall have any right as a shareholder with respect to any shares subject to his or her options or stock appreciation rights until the date of the issuance of a stock certificate to him or her for such shares.

      15. Plan Not To Affect Employment. Neither the Plan nor any option or stock appreciation right shall confer upon any employee of the Company any right to continue in the employment of the Company.

      16. Transfer of Employment. For purposes of the Plan, a transfer of a participant between the Company, a Subsidiary (or, in the case of a holder of a nonqualified option, an Affiliate) shall not be deemed a termination of employment.

      17. Termination and Amendment. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no option shall be granted thereunder after, December 6, 1998. The Board of Directors may also terminate the Plan or make such modifications or amendments thereof as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the outstanding stock of the Company having general voting power, (a) increase the maximum number of shares for which options may be granted under the Plan in the aggregate, (b) change the requirements as to the class of employees eligible to receive options, or (c) make any other change that requires the approval of shareholders in order to maintain the exemption under Rule 16b-3. The Committee may, however, authorize amendments of outstanding options including without limitation the reduction of the option prices specified therein (or the granting of new options at lower prices upon cancellation of outstanding options), so long as all options granted hereunder outstanding at any one time shall not call for issuance of more shares of common stock than those provided for in
Section 3 hereof and so long as the provisions of any amended option would have been permissible under the Plan if such option had been originally granted as of the date of such amendment with such amended terms. No termination, modification, or amendment of the Plan or any option may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option.

      18. Effectiveness of the Plan. The Plan shall become effective as of December 6, 1988; provided, however, that no option granted thereunder may be exercised until the stockholders of the Company approve the Plan at their 1989 Annual Meeting. If the stockholders fail to give such approval, the Plan and any and all options granted thereunder shall be null and void. Approval of stockholders shall require the affirmative votes of the holders of a majority of the outstanding common stock of the Company voting at a meeting where a quorum is present, in person or by proxy.

      19. Change in Control. The Board of Directors of the Company may, at its discretion, accelerate the right to exercise all or any part of any unexercisable option granted under the Plan or accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock awarded under the Plan; provided, however, that notwithstanding the foregoing, unless otherwise provided at the time of grant, from and after a Change of Control (as hereinafter defined) each unexercisable option shall vest and each option shall become immediately exercisable to the full extent of the original grant and all of the restrictions (including the Restricted Period) with respect to any shares of Restricted Stock (including any provision providing for the forfeiture of any Restricted Stock under any circumstances) shall terminate immediately and share certificates relating to the Restricted Stock shall be delivered to participants pursuant to the terms of Section 10(f) hereof.

      Notwithstanding anything contained in Section 7 hereof to the contrary, if an optionee's employment is terminated (i) by action of his employer, other than discharge for Cause (as hereinafter defined), or (ii) by voluntary resignation of the optionee, in either case within 18 months following a Change of Control, any options that are then exercisable held by the optionee may be exercised by him until the earlier of six months and one day after such termination or the expiration of such options in accordance with their terms. "Cause" for the purposes of this paragraph shall mean an act or acts of dishonesty on employee's part which are intended or result in his substantial personal enrichment at the expense of the Company or his conviction for commission of a felony.

      Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided at the time of grant, during the 60-day period from and after a Change of Control an optionee (other than an optionee who initiated a Change of Control in a capacity other than as an officer or director of the Company) with respect to an option that is unaccompanied by a stock appreciation right shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full purchase price of the shares of common stock being purchased under the option and by giving written notice to the Company, to elect (within such 60-day period) to surrender all or part of the option to the Company and to receive in cash an amount equal to the amount by which the fair market value per share of the common stock on the date of exercise shall exceed the purchase price per share under the option multiplied by the number of shares of common stock granted under the option as to which the right granted by this paragraph shall have been exercised; provided, that if any right granted pursuant to this sentence would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that is intended to be eligible for such accounting treatment,
(i) the Committee shall have the ability to substitute the cash payable pursuant to this paragraph with common stock with a fair market value equal to the cash that would otherwise be payable hereunder, (ii) the period for the holder to elect such right shall terminate as of the close of business on the date of consummation of such Change of Control transaction and (iii) the Change of Control Fair Market Value shall be adjusted to provide the holders of such rights with fair value in exchange for any reduction in the period for such election as determined by the Committee in its sole judgment. The fair market value of the common stock on the date of exercise shall mean: (a) with respect to an election by an optionee to receive cash in respect of an option which is not an incentive stock option, the "Change of Control Fair Market Value," as defined below; and (b) with respect to an election by an optionee to receive cash in respect of an option which is an incentive stock option, the mean of the high and low prices of the common stock on the New York Stock Exchange on such date.

      Notwithstanding anything contained in the Plan to the contrary, the payment in settlement of a stock appreciation right during the 60-day period (or such shorter period as the rights granted pursuant to the previous paragraph are exercisable) from and after a Change of Control shall be entirely in cash and during the 60-day period (or such shorter period as the rights granted pursuant to the previous paragraph are exercisable) from and after a Change of Control the value of a share of common stock on the date of exercise shall mean (i) with respect to the exercise of a stock appreciation right accompanying an option which is not an incentive stock option, the "Change of Control Fair Market Value" and
(ii) with respect to the exercise of a stock appreciation right accompanying an incentive stock option, the mean of the high and low prices of the common stock on the New York Stock Exchange on such date; provided, that if any right granted pursuant to this sentence would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that is intended to be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this paragraph with common stock with a fair market value equal to the cash that would otherwise be payable hereunder.

      For the purpose of the Plan, a "Change of Control" shall mean any of the following events:

          (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than L.S. Skaggs, his affiliates and associates, his heirs and any trust or foundation to which he has transferred or may transfer shares of common stock, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

          (ii) Individuals who, as of February 1, 1989, constitute the Board of Directors of the Company (as of February 1, 1989, as adjusted below, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to February 1, 1989 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

      For purposes of the Plan, the "Change of Control Fair Market Value" shall mean, subject to adjustment by the Committee pursuant to the third paragraph of Section 19, the higher of (x) the highest reported sales price, regular way, of a share of common stock on the Composite Tape for New York Stock Exchange Listed Stocks during the 60-day period prior to the date of the Change of Control and (y) if the Change of Control is the result of a transaction or series of transactions described in paragraphs
(i) or (iii) of the definition of Change of Control set forth in this Section, the highest price per share of common stock paid in such transaction or series of transactions (in the case of a Change of Control described in such paragraph (i) of such definition), as reflected in a
Schedule 13D filed by the person having made the acquisition.